Exhibit 10.113

Confidential Treatment Requested For Certain

Portions Hereof Denoted With “****”

PROCESS DEVELOPMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made and effective as of this 15th day of December, 2006 (the “Effective Date”) by and between:

BioDelivery Sciences International, Inc., a corporation organized and existing under the laws of Delaware, having a principal place of business at 2501 Aerial Center Parkway, Suite 205 , Morrisville, NC 27560, U.S.A. (herein after called “BDSI”); and

LTS Lohmann Therapie-Systeme AG, a limited liability company organized and existing under the laws of Germany, having its executive offices and principal place of business at Lohmannstrasse 2, 56626 Andernach, Germany (hereinafter called “LTS”).

W I T N E S S E T H:

WHEREAS, LTS has experience with oral film-form products and has developed and is presently engaged in the production of similar products, and

WHEREAS, BDSI has experience with oral film-form products and has knowledge in the production of similar products, and

WHEREAS, BDSI desires to cooperate with LTS for the scale up and process development of the Product to be distributed and sold by BDSI and its Affiliates or licensees; and

WHEREAS LTS wishes to cooperate with regard to such scale up and process development; and

WHEREAS, BDSI wishes to have LTS manufacture and supply clinical materials, and BDSI wishes to purchase Products and Placebos; and

WHEREAS, BDSI and LTS wish to cooperate in the exclusive manufacturing of the Products and Placebos in the Territory; and

NOW THEREFORE, BDSI and LTS, in consideration of the premises and of the mutual promises and covenants hereinafter contained, do each hereby covenant and agree, as hereinafter set forth.

I. Definitions

1.1	Active Principle

“Active Principle” shall mean Fentanyl, as specified in accordance with the specifications for Active Principle attached hereto as Annex 1.

1.2	Affiliate

“Affiliate”, used in relation to a party hereto shall mean

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1.2.1

any company or other entity of which such party now or hereafter (i) directly or indirectly owns more than fifty percent (50%) of the stock or other equity interest entitled to vote for the election of directors of such company or (ii) otherwise has voting control over such entity;

1.2.2	any company or other entity of which such party has the power to appoint more than half the members of the supervisory board, board of directors or boards legally representing the undertaking;

1.2.3	any entity which, directly or indirectly, has the powers described in Sections 1.2.1 or 1.2.2 with respect to a party (a “Parent”); or

1.2.4	any entity over which a Parent of a party has the powers described in Sections 1.2.1 or 1.2.2.

1.3	Authority

“Authority” means the relevant governmental or regulatory body whose approval is required to develop the Process or to sell a Product in a particular country of the Territory.

1.4	Batch

“Batch” means **** of a Product.

1.5	Business Day

“Business Day” shall mean a day other than Saturday, Sunday or any official holiday in the applicable State of a party.

1.6	Calendar Quarter

“Calendar Quarter” shall mean the calendar quarters of the year beginning first of January, April, July and October.

1.7	Certificate of Analysis

“Certificate of Analysis” means a certificate issued by a raw material supplier which states the Product and if issued by the raw material supplier Raw Material Specifications, indicates the final release test results and includes documentation of any Batch deviations. “LTS Certificate of Analysis” means a certificate issued by LTS on the finished drug Product which will indicate the final release tests results and include documentation of any batch deviations.

1.8	Commercially Reasonable Efforts

“Commercially Reasonable Efforts” means those efforts ****

1.9	Control

“Control” or “Controlled” means the possession by a party of the right to grant a license or

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sublicense as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any third party.

1.10	Design

“Design” shall mean the kind of structure, type or model, concept and the composition of the Product including but not limited to quantity and quality of Active Principle and excipients.

1.11	GMP

“GMP” means the current Good Manufacturing Practices at the time of manufacturing applicable to the manufacturing and packaging of pharmaceutical products for human use in the country of manufacturing.

1.12	Improvements

“Improvements” shall mean any ****

“Process Improvement” shall mean any Project Plan Improvement in or to the Process.

“Product Improvement” shall mean any Project Plan Improvement in or to the Product.

“Project Plan Improvements” shall mean any ****

1.13	Patents

“Patents” shall mean

(i)

all patents and patent applications, and patents issuing thereon, which are owned or Controlled by BDSI or LTS at any time during the term of this Agreement or thereafter and which are necessary or useful for the use, development, sale, or manufacturing of the Product, and

(ii)	all continuations, continuations-in-part, re-issuances, divisions, foreign counterparts, and extensions thereof.

1.14	Placebo

Formulation and specifications without the Active Principle, as specified in accordance with the specifications for Placebo attached hereto as Annex 2.

1.15	Processing

“Processing” means the ****, involved in manufacturing the Product in accordance with this Agreement. The terms “Process” and “Processed” in this Agreement shall be construed accordingly.

1.16	Product

“Product” shall mean BDSI’s transmucosal oral system containing Active Principle based

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on the Design of BDSI Technology as contemplated under the Product Specifications attached hereto as Annex 3.

“GMP Product” shall mean Product that is intended for use for clinical applications as opposed to non-clinical research and development purposes.

1.17	Product Specifications

“Product Specifications” means the specifications for Product, including any packaging and labeling specifications, as set forth in Annex 3, or as otherwise mutually agreed upon in writing by the parties from time to time and furnished to LTS by BDSI for the processing, manufacturing and quality control of the Product, and any and all additions and amendments to the same made by the written agreement of the parties during the term of this Agreement.

1.18	Project

“Project” shall mean the work to be performed under this Agreement as set forth in the Project Plan, attached hereto as Annex 4, as may be amended from time to time by written agreement by the Working Group.

1.19	Raw Materials

“Raw Materials” means the raw materials that are used by LTS to manufacture Product through the applicable Process, according to specifications furnished by BDSI to LTS as specified in Annex 3, Product Specifications, or as otherwise mutually agreed upon in writing by the parties from time to time.

1.20	Technical Information

“Technical Information” shall mean all technical information, which may include Confidential Information, Improvements, patents, patent applications, proprietary know-how, discoveries, inventions, processes, formulae and methods which are necessary or useful for the Process and the manufacturing of the Product.

1.21	Technology

“LTS Technology” shall mean, individually and collectively, all discoveries, inventions, know-how, trade secrets, techniques, patents (including ****), patent applications, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), in each case with respect to the development of oral film form products and/or pharmaceutical preparations in general, their use, process development (including without limitation ****) and their manufacturing, packaging, and labeling, the ****, that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of LTS, or Controlled by LTS, at any time prior to the Effective Date, or after the Effective Date, if such are not based upon or related to the performance of the Project Plan and all Process Improvements owned or Controlled by LTS in accordance with Section 9.1.

“BDSI Technology” shall mean, individually and collectively, all discoveries, inventions, know-how, trade secrets, techniques, patents, patent applications, methodologies, modifications, improvements, works of authorship, materials, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), in each case with respect to bioerodable mucoadhesive transmucosal technology which includes Confidential Information, and technical know-how regarding and patents (including the BDSI Patents) with respect to its and/or the Product’s use, formulation, components, formulae, processing methods (including without limitation ****) and their manufacturing, packaging, and labeling, and the ****, that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of BDSI, or Controlled by BDSI, at any time prior to the Effective Date, or after the Effective Date, if such are not based upon or related to the performance of the Project Plan, together with all Product Improvements owned or Controlled by BDSI in accordance with Section 9.1.

1.22	Territory

“Territory” shall mean all countries that are members of the European Union as of the Effective Date.

1.23	Valid Claim

“Valid Claim” shall mean with respect to the sale of a Product within a particular jurisdiction an unexpired claim of an issued patent within such jurisdiction which has not expired, lapsed, or been found to be invalid, unpatentable or unenforceable by a court or other competent authority in the subject jurisdiction, from which decision no appeal is taken or can be taken, and which has not been rendered unenforceable through disclaimer or otherwise, or otherwise lost through an interference proceeding.

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II. Contribution

2.1	Contribution of the Parties
2.1.1

The Parties agree to duly cooperate as to the purpose of this Agreement in performing an investigation regarding the manufacturing of clinical samples and later commercial supplies of the Products, clinical trials and registration based on the Design and the manufacturing technology and know-how provided by BDSI regarding the Product including, but not limited to clinical trials and registration, all in accordance with and as to the extent further specified and provided in this Agreement.

2.1.2

Based on Technical Information as disclosed by BDSI, LTS shall use Commercially Reasonable Efforts to develop the Process to manufacture the Product for BDSI in accordance with the applicable Product Specifications and the Project Plan.

2.1.3

BDSI shall disclose to LTS all necessary BDSI Technology concerning formulation, ingredients and compounding ratio of the Product, the Product specification values, manufacturing method and other technology and know-how of the Product.

2.1.4

LTS shall use its Commercially Reasonable Efforts to supply quantities of Product to BDSI according to the Project Plan. All Products supplied by LTS hereunder shall: (a) conform to the Product Specifications; and (b) be manufactured, labelled, packaged and tested (while in the possession or control of LTS) in accordance with GMP and the applicable laws and regulations relating to the manufacture, labelling, packaging and testing of the Product.

2.1.5

LTS shall use its Commercially Reasonable Efforts to prepare as soon as possible those sections of any applicable regulatory documents of an Authority which concern the development of the Process or the manufacturing of the Product by LTS and shall provide those sections to BDSI as soon as possible for inclusion in any applicable regulatory filings with an Authority which concern the Product. To the extent disclosure of LTS’ proprietary information is required for such purposes, Section 10.7. shall govern.

2.1.6	BDSI shall provide LTS ****

2.1.7

To the extent required by law, BDSI shall use its Commercially Reasonable Efforts to ensure that LTS has the right to reasonably audit the supplier of the Active Principle for compliance with relevant regulatory requirements including GMP.

2.1.8	BDSI or its Affiliates or its licensees shall be responsible for the clinical trials, the registration of the Product with the proper health, customs and other Authorities, as

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applicable, to be carried out in BDSI’s sole discretion.

2.1.9	LTS shall only ****

2.2.0

If the Parties decide to commence the commercial manufacture of the Product, LTS shall be in charge of exclusive manufacturing for the Products in the Territory at any of LTS’ manufacturing sites subject to LTS’ sole discretion.

III. Working Group

3.1

The parties shall establish a joint technology team (the “Working Group”) responsible for monitoring and controlling the Project Plan, exchanging information and coordinating all joint activities of the parties under the Agreement.

3.2

Each party shall initially appoint one project leader (each, a “Project Leader”). The Project Leaders shall determine from time to time whether the Working Group should have additional members; if so, the Project Leaders may choose from time to time to have **** additional members of the Working Group. The Project Leaders shall each select an equal number of such members to the Working Group, jointly define such members’ responsibilities and jointly schedule meetings of the Working Group. ****

3.3

The Project Leaders shall meet regularly, at least every Calendar Quarter, and jointly make at least quarterly reports to BDSI and LTS on the progress of the development of the Process, as set forth in the Project Plan.

3.4

The Working Group shall strive to always reach unanimous decisions. In the event of a deadlock, the issue will be referred to the Project Leaders for resolution. In the event that such persons cannot reach a unanimous decision, the chief executive officers of BDSI and LTS or their designees shall discuss the matter in good faith to resolve the dispute. For clarity the Working Group shall not have authority to waive compliance with, or amend or modify the Agreement, each of which are subject to Section 13.6 and 13.11 respectively.

IV. Requirements and Supply; Quality Control

4.1

LTS shall use its Commercially Reasonable Efforts to supply Product **** to BDSI for appropriate testing, toxicological evaluations and clinical trials to be conducted in accordance with the Project Plan. Manufacture of samples of Product shall comply with applicable laws, including GMP.

4.2

For shipment of Product delivered to BDSI, LTS shall prepare LTS Certificate of Analysis indicating that such shipment was manufactured in compliance with this Agreement, GMP and the then current Product Specifications, and shall forward the LTS Certificate of Analysis to BDSI at the time delivery of the shipment is initiated.

4.3	Upon receipt of a shipment of Product, BDSI agrees to promptly inspect such shipment to attempt to determine any apparent non-conformity to the Product Specifications and GMP.

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Notwithstanding any acceptance of any shipment of Product, the warranties provided in Section 11.1 and LTS’ obligations under Section 11.6 shall survive acceptance of the Product by BDSI.

4.4	Within **** of the date of delivery**** provided, that BDSI **** in this respect means any ****

4.5

As long as BDSI continues with the development of Product, BDSI shall conduct appropriate tests and toxicological evaluations for Product in accordance with applicable laws, and report to LTS promptly any adverse results of such tests and evaluations, which shall be received and treated as BDSI’s Confidential Information (as defined in Section 10). Notwithstanding the foregoing, BDSI shall have no obligation to report any adverse clinical trial results to LTS, unless such adverse results directly relate to Product.

4.6

BDSI shall have the right upon written reasonable advance notice to conduct plant inspections at LTS facilities where Product is produced, in order to audit the compliance with relevant regulatory requirements including GMP. Such plant inspections are subject to access during normal business hours and to those parts of the facility that are used for the manufacture of the Product. In addition, LTS shall make its facilities available for inspection by any Authority.

4.7

Subject to Section 4.5, each party shall promptly advise the other of any safety or toxicity problem of which either party becomes aware regarding the Product or Raw Materials used in the Process or manufacture of the Product.

V. Funding of Project

5.1	Funding of LTS Activities according to Project Plan

5.1.1        BDSI shall compensate LTS for work performed in accordance with the Project Plan (Annex 4) and this Agreement, ****

5.1.2        The first invoice to BDSI in the amount of **** (the “Initial Amount”) will be issued by LTS upon signature of this Agreement. Following, LTS shall invoice BDSI on a **** basis for the man-hours actually employed by LTS during such ****

5.1.3        LTS will verify and document the man-hours devoted by LTS to the Project, and will submit to BDSI together with the invoice an accounting at the end of each ****

5.1.4        BDSI may have LTS’ records of man-hours and their allocation to the Project Plan audited by an independent Certified Public Accountant or chartered accountant or admitted Wirtschaftspruefer (i.e., German equivalent to a CPA) reasonably acceptable to LTS acting in confidence, at reasonable intervals, at BDSI’s expense and subject to reasonable prior notice.

5.1.5        During the term of the Agreement, ****

5.2	The estimated price to be paid by BDSI for commercially salable Product purchased from LTS under a proposed Manufacturing and Supply Agreement (the outlines of which are set

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forth in Annex 5) shall be provided to BDSI after the successful scale up and the manufacture of clinical samples.

5.3

Notwithstanding the foregoing, in the event that any invoice by LTS is not paid in total within **** of BDSI’s receipt thereof, and BDSI did not dispute such invoice in good faith within **** of BDSI’s receipt thereof, LTS may request ****

VI. Commercialization of Results/ Exclusivity

6.1

In the event BDSI or any Affiliate controlled by BDSI, or any BDSI licensees decides to sell Product within the Territory, (a) BDSI will engage or (b) in case of BDSI’s Affiliate or licensee BDSI will assure such engagement of LTS as the exclusive manufacturer of Product for such sale within the Territory, for clarity, BDSI or BDSI´s Affiliate or licensee shall purchase its requirements of Product for the Territory exclusively from LTS. BDSI shall cause any such Affiliate and or licensee to negotiate the terms of a Manufacturing and Supply Agreement diligently and in good faith, provided, however, that LTS after notification of BDSI of such Affiliate or licensee has agreed in writing to BDSI after reasonable consideration, which shall not be unreasonably withheld, to enter into negotiations with such Affiliate or licensee. The general outlines of a Manufacturing and Supply Agreement to be used in such event are attached hereto as Annex 5. ****

6.2

BDSI may license and/or sublicense all of its rights, licenses, and authorizations under this agreement including, but not limited to distribution to a third party, and the use of third party distributors, provided that BDSI provides written notification to LTS of such license and/or sublicense.

6.3	BDSI and LTS shall, at all times, have the right to ****

6.4

LTS shall, at all times, have the right to manufacture for third parties any product developed by LTS and/or a third party whether or not such product contains the same or other ingredients as Active Principle, or is used for the same indication as Product. For clarity, LTS has no license in, to or under, and LTS is prohibited from using or referring to, the BDSI Technology or BDSI Confidential Information to conduct any of the activities described in this Section 6.4.

VII. Grant of License for Purpose of Agreement

7.1

Subject to the terms and conditions of this Agreement BDSI grants to LTS a **** right and license during the term of this Agreement in and to the BDSI Technology and Patents solely to develop the Process in the Territory and manufacture the Product in the Territory for BDSI and its Affiliates under this Agreement. Such license shall be non-assignable, except as set forth in Section 7.2.

7.2	LTS shall have the right to assign all or any portion of its rights granted under Section 7.1

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and to delegate all or any portion of its obligations under this Agreement to any Affiliate whilst it remains so, provided that (i) such Affiliate is performing LTS’s obligations hereunder, (ii) prior to the commencement of activities by an Affiliate to perform its obligations hereunder, such Affiliate shall have received all necessary validations, inspections and regulatory approvals, and (iii) such assignment and delegation shall not relieve LTS of its obligations hereunder.

7.3

Any Affiliate with which LTS effects such assignment and delegation shall enjoy all of the rights and be subject to all of the obligations hereby imposed on LTS except that any assignment of LTS’ rights and delegation of LTS’ obligations under this Agreement shall be non-assignable and shall not contain any right to assign or delegate.

VIII. Intellectual Property

8.1	Use of Patents and Trademarks

8.1.1      LTS acknowledges that the license of BDSI Technology for use by LTS in the Process development or manufacturing of Product shall not grant to LTS the right of any further license to such BDSI Technology (or any part thereof) for any purpose whatsoever other than such work according to this Agreement and, without limitation, shall not grant to LTS the right of any license to Process the Product (or any part thereof) in any way whatsoever other than as set out in the Product Specifications.

8.1.2      For the avoidance of doubt no right or license is granted or deemed to be granted hereunder or in connection herewith, by estoppel or otherwise, with respect to the BDSI Technology other than the express licenses set out in this Agreement, and the grant of such license and the provision of the BDSI Technology shall neither transfer to, nor create in favor of, LTS any right of ownership therein. Except as expressly provided in Section 9.1 with respect to Process Improvements, title to the BDSI Technology and any other intellectual property, patents or patent applications of BDSI shall at all times remain vested in BDSI.

8.1.3      For the avoidance of doubt no right or license is granted or deemed to be granted hereunder or in connection herewith, by estoppel or otherwise, with respect to the LTS Technology other than the express licenses set out in this Agreement, and the grant of such license and the provision of the LTS Technology shall neither transfer to, nor create in favor of, BDSI any right of ownership therein. Except as expressly provided in Section 9.1 with respect to Product Improvements, title to the LTS Technology and any other intellectual property, patents or patent applications of LTS shall at all times remain vested in LTS.

8.2	No Rights by Implication

Nothing contained herein shall be construed as granting to LTS any rights or implying any rights under any patents (including the BDSI Patents) covering the Product or any right to use any information, know-how or data covered thereby except as expressly provided for

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under Article VII for the performance of LTS’ obligations under this Agreement.

8.3	Patent Infringement

8.3.1      Each party will promptly notify the other party hereto if it receives notice that the Process or Product infringes or allegedly infringes the proprietary rights of any third party. Subject to the indemnification procedures set forth herein, the parties will determine what action, if any, should be taken (e.g. licenses), if it appears that the Process or Product infringes the proprietary rights of a third party.

8.3.2      a)        Subject to the procedures and requirements set forth in Section 11.7, BDSI shall indemnify, defend, and hold LTS, its managing directors, directors, officers, employees, Affiliates and agents harmless as a sole remedy with regard to any out-of-pocket expenses **** as well as legal expenses and settlement payments) incurred, assessed or sustained by LTS as a result of a third party claim that the Product (and not the Process developed by LTS) infringes the intellectual property rights of a third party (by reason other than its manufacture in accordance with the Process)(“Product Infringement Claim”).

b)        LTS shall indemnify BDSI its directors, officers, employees, Affiliates, agents and representatives as a sole remedy with regard to any out- of- pocket expenses ****, as well as legal expenses and settlement payments) incurred, assessed or sustained as a result of a third party claim with respect to any infringement caused by or based upon the Process developed by LTS and not caused by aspects of the Process developed according to BDSI’s instructions to employ a particular design or process and / or any specific alterations to the Process requested by BDSI with respect to which LTS has not identified issues or problems with such instructions (“BDSI Infringement Claim”) provided that such indemnification shall be limited ****

c)        Subject to the procedures and requirements set forth in Section 11.7, and subject to the initial indemnification obligations of Section 8.3.2(a) and (b), as applicable, BDSI shall indemnify LTS with regard to any exceeding out of pocket expenses (such out-of-pocket expenses shall include ****, legal expenses, and settlement payments that are incurred in the event that BDSI declines to defend or settle the claim or suit in accordance with Section 11.7.2) incurred, assessed or sustained as a result of a third party claim that the Product or the Process infringes the intellectual property rights of a third party, (i) in case such claim is subject to Section 8.3.2 (b) to the extent such out-of-pocket expensese exceed **** such date the claim arose, or (ii) for which LTS is not obliged to indemnify BDSI according to Section 8.3.2 (b) or 11.6 (if applicable).

8.3.3      The Parties agree to jointly perform from time to time a freedom to operate analysis with respect to the Product and the Process according to investigation standards to be agreed upon by the parties. This cooperative activity is to be undertaken to help minimize the risk of patent infringement and resulting indemnification obligations under this Section 8.3. Such activities will be undertaken pursuant to confidentiality and

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commonality-of-interest agreements sufficient to protect each party’s attorney-client privileged information. No activity under this Section 8.3.3 will (a) absolve either party of its indemnification obligations hereunder, (b) serve to waive or limit the representations and warranties hereunder, (c) absolve or limit either party of its own recklessness or negligence, or (d) provide a basis for claims between the Parties for relying on the other Party’s results of such freedom to operate analysis.

IX. Improvements

9.1

All Process Improvements shall be owned by LTS, LTS shall have the sole proprietary rights to the Process, and BDSI hereby assigns any of its right, title, or interest in or to Process Improvements to LTS. However, joint ownership shall be considered if an employee of BDSI is an inventor and if the invention or Improvement does not concern LTS’ Technology. All Product Improvements shall be owned by BDSI, BDSI shall have the sole proprietary rights to the Product, and LTS hereby assigns any of its right, title, or interest in or to Product Improvements to BDSI.

Any patent filed from a jointly owned Project Plan Improvement shall be filed and registered in the name of LTS and BDSI. In the event one of the parties wishes to abandon such patent or patent application it shall offer its rights to such patent to the other owner of such patent or patent application at no cost or expense to such other party (other than assumption of any ongoing prosecution or maintenance costs or fees subsequent to the effect date of assignment). Such owner shall then have the option to assume such rights by written notice within **** after receipt of the offer. In case the option is not executed, the parties shall abandon the patent. The parties will confer and cooperate as to appropriate protection for any jointly owned Project Plan Improvement, including an application, preparation, prosecution, maintenance, and enforcement strategies.

9.2	(a)

Except as expressly set forth in Section 9.2 (b), LTS hereby grants to BDSI a **** license to and under the LTS Technology, whether owned or Controlled or otherwise used by LTS, to make, have made, use, have used, offer to sell, sell, have sold or import or have imported the Product in the Territory for the term of this Agreement. If for regulatory reasons the Product shall be manufactured at LTS’ facility in West Caldwell/New Jersey such license to and under LTS Technology, if necessary, shall also apply to the territory of the United States of America for the sole purpose of manufacturing the Product at such facility. Notwithstanding the foregoing, BDSI shall in no case be entitled to use such license to and under LTS Technology to use, have used, offer to sell, sell, have sold, import, have imported or transfer LTS Technology to any third party outside the Territory.

(b)

LTS hereby grants to BDSI a non-exclusive, non-transferable, license to and under EP 0 949 925 to make, have made, use, have used, offer to sell, sell, have sold or import or have imported the Product for the term of this Agreement, provided,

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however, that BDSI pays to LTS ****.
(c)

As long as any of the following are satisfied: (i) both (A) LTS exclusively manufactures the Product for the Territory, and (B) BDSI punctually and completely makes the payments as, if, and when due as set forth in Section 9.2 (b); or (ii) this Agreement remains in effect, **** This covenant shall survive termination or expiration of this Agreement provided that clause (c)(i) is satisfied. BDSI right to challenge LTS’ patents shall remain unaffected; however, in the event of such challenge in court, LTS may terminate this Agreement, including but not limited to the license and any sublicenses, with immediate effect upon written notice to BDSI.

(d)

Nothing contained herein shall be construed as granting to BDSI any rights or implying any rights under any patents (including the LTS Patents) covering the Product or any right to use any information, know-how or data covered thereby except as expressly provided for under this Section 9.2.

X. Confidentiality

10.1

Insofar as a party provides proprietary or confidential information it will be referred to herein as the “Disclosing Party”; insofar as a party receives such proprietary information it will be referred to herein as the “Recipient”. A party’s directors, officers, employees, agents and representatives shall be referred herein as the “Representatives”, and each Recipient shall be liable for any breach of this Article X by its Representatives as though such Representatives were parties hereto.

10.2	The Disclosing Party agrees to provide the Recipient with, or allow the Recipient to have access to Confidential Information only upon the following terms and conditions:

“Confidential Information” means

(A) all data, information (including schematics, designs, drawings and specifications), (B) Technical Information, (C) samples and specimens relating to the Product or components of the Product (including the identity of compounds used therein or therewith), or the use, manufacturing or marketing thereof, or the Process, or related clinical or regulatory affairs, or (D) the Disclosing Party’s businesses or financial affairs generally (including, without limitation, results of operations, discussions, agreements or arrangements with third parties, prices, processes, pre-clinical and clinical and other test or trial results, products, product concepts, technologies and similar or related non-public information), or those of the Disclosing Party’s Affiliates, clients, customers or other third parties, whether in written, graphic oral or tangible form, furnished to the Recipient by or on behalf of the Disclosing Party, either directly or indirectly, or obtained by the Recipient, and identified by the Disclosing Party as Confidential Information subject to this Agreement either in writing or orally (in the case of an oral disclosure, the Confidential Information

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will be identified as such in writing within **** after such oral disclosure is made). Notwithstanding anything to the contrary, all Project Plan Improvements that qualify as trade secrets shall be deemed to be the Confidential Information of the party (or parties, if jointly owned) that, in accordance with Section 9.1, owns such Project Plan Improvements.

To the extent the Disclosing Party proposes to disclose information not directly related to the development of the Process or the potential manufacturing of the Product, the Disclosing Party shall first propose the nature of the disclosure and the Recipient may decline such disclosure for any reason or no reason, in its sole discretion.

10.3	The obligations imposed in this Section shall not apply to

(i)	information that is now in the public domain or subsequently enters the public domain without breach of this Agreement by the Recipient;
(ii)

information that the Recipient can demonstrate from its own records to have been known by the Recipient prior to the Disclosing Party’s disclosure and was not previously acquired from the Disclosing Party; or

(iii)	information disclosed to the Recipient by a third party lawfully entitled to make such disclosure without breach of any legal or contractual duty.

10.4

Any information composed of a combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the Recipient’s rightful possession unless the combination itself is published or available to the general public or is in the Recipient’s rightful possession.

10.5

The Recipient agrees to maintain in confidence all Confidential Information, not to disclose any Confidential Information to any third party without the express written consent of the Disclosing Party, and to only use the Confidential Information for the purposes contemplated by this Agreement. The Recipient agrees to promptly notify the Disclosing Party in writing of any misuse or misappropriation of Confidential Information that may come to the Recipient’s attention.

10.6

The Recipient shall take all necessary and reasonable precautions to prevent the disclosure of Confidential Information to any unauthorized third parties. In this regard, the Recipient agrees to disclose Confidential Information only to those of its Representatives who are directly concerned with the use and evaluation of such information for the purposes specified in this Agreement and who are bound by obligations of confidentiality at least as stringent as those set forth herein. Upon disclosing Confidential Information to any of its Representatives, the Disclosing Party shall advise them of the confidential nature of the information, and shall instruct them to take all necessary and reasonable precautions to prevent the unauthorized disclosure thereof. The Recipient shall remain liable for any breach hereof by any of its Representatives

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10.7

Notwithstanding the foregoing, Confidential Information may be disclosed to the extent required by applicable laws, regulations, or as ordered by a court or other regulatory body having competent jurisdiction provided that the Recipient (i) uses its Commercially Reasonable Efforts to limit the disclosure and maintain confidentiality to the extent possible and (ii) provides prior written notice of such disclosure to the Disclosing Party. In addition, BDSI shall have the right to disclose Confidential Information to Authorities and licensees in order to obtain marketing authorizations or other regulatory approvals of the Process or Product under Commercially Reasonable Efforts to maintain the confidentiality of the information, provided that BDSI shall only disclose such Confidential Information to licensees who agree to maintain the same standard of confidentiality and to owe such obligation to both LTS and BDSI. Notwithstanding the foregoing, a party may not file any patent application or other patent-related filing that will disclose the Confidential Information of the other party without such other party’s prior written consent.

10.8

Confidential Information shall not be used by the Recipient for any purpose other than development of the Process and the manufacturing of the Product and thereto related procedures without the express written consent of the Disclosing Party, to be given or withheld in the Disclosing Party’s absolute discretion.

Except as otherwise set forth in this Agreement, in no case shall BDSI be entitled to request any of LTS’ proprietary information concerning the Process or other specific manufacturing know-how unless required for regulatory filing purposes. In such event, BDSI may request such information from LTS and LTS shall either provide such information to BDSI or, to the extent permitted by applicable law, communicate such information directly to the Authorities without disclosing it to BDSI so long as LTS does so in a timely manner.

10.9

All Confidential Information disclosed by the Disclosing Party to the Recipient pursuant to this Agreement shall be and remain the property of the Disclosing Party and all such Confidential Information in fixed form and copies thereof shall be promptly returned or lawfully destroyed upon the Disclosing Party’s request, provided that the Recipient’s legal department or outside counsel shall be entitled to retain one set of all such information for the sole purpose of monitoring the Recipient’s obligations hereunder.

10.10	The obligations of confidentiality and non-use under this Agreement shall apply during the term of this agreement and for a term of **** after termination of this Agreement for any reason.

11. Representations and Warranties

11.1	LTS Representations and Warranties; Covenants

LTS represents to BDSI that to the best of LTS’ knowledge, no claim has been made that the LTS Technology infringes on the rights of any person or entity, and that to the best of

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LTS’ knowledge, there is no potential claim of infringement that may be so made.

LTS represents to BDSI that it has the right to disclose the LTS Technology to BDSI to fulfill the purposes of this Agreement, without the need to obtain consents or approvals from any third party.

LTS represents to BDSI that it has the right to assume the ownership of any inventions made by its employees under this Agreement.

Except as set forth in this Section 11.1 and Section 2.1.4, LTS makes no other warranty, either express or implied, statutory or otherwise, with respect to the Product, including without limitation any implied warranty of merchantability or fitness for a particular purpose and non-infringement. The warranties given under this Agreement are expressly in lieu of all other warranties express or implied.

LTS represents and warrants to BDSI that all Product supplied hereunder shall: (a) conform to the Product Specifications; and (b) be manufactured, labeled, packaged and tested (while in the possession or control of LTS) in accordance GMP and with applicable regulatory approvals therefore and the applicable laws and regulations relating to the manufacture, labeling, packaging and testing of the Product. This warranty does not apply to any non-conformity of the Product resulting from (i) alteration, misuse, negligence, mishandling or storage in an improper environment in each case by any party other than LTS or its agents; or (ii) use, handling, storage or maintenance other than in accordance with the Product Specifications.

11.2	BDSI’s Representations and Warranties

BDSI acknowledges that the Product Specifications are determined by the results and the quality of the development and manufacturing carried out solely by or on behalf of BDSI and are being provided to LTS under the terms of this Agreement, and LTS shall be entitled to disclaim any responsibility with regard to any defect in the Product Specifications (except in respect of any part of the Product Specifications based on the explicit written contribution of LTS).

BDSI represents to LTS that:

(i)	BDSI has the right to disclose the BDSI Technology to LTS to fulfill the purposes of this Agreement, without the need to obtain consents or approvals from any third party;
(ii)	BDSI has full right to grant the license to LTS as set forth in Section 7.1 hereof without the need to obtain consents or approvals from any third party;
(iii)

To the best of BDSI’s knowledge, no claim has been made that the BDSI Technology infringes on the rights of any person or entity and to the best of BDSI’s knowledge, there is no potential claim of infringement that may be so made; and

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BDSI has full and exclusive rights to any inventions made by its employees under this Agreement.

BDSI or its Affiliates or its licensees shall be responsible for the clinical trials, the registration of the Product with the proper health, customs and other Authorities, as applicable.

Except as set forth in this Section 11.2, BDSI makes no other warranty, either express or implied, statutory or otherwise, with respect to the Product, including without limitation any implied warranty of merchantability or fitness for a particular purpose and non-infringement. The warranties given under this Agreement are expressly in lieu of all other warranties express or implied.

11.3	Indemnification by BDSI

BDSI shall indemnify, defend, and hold LTS, its managing directors, directors, officers, employees, Affiliates and agents harmless from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including reasonable counsel fees and expenses, “Losses”) incurred, assessed or sustained by LTS, arising out of a third party claim with respect to or arising out of an injury, claim or damage resulting from or caused by:

(a)

clinical trial use of the Product, provided that no indemnification will be provided under this Section 11.3 to the extent that any Losses are attributable to the failure of the Product to meet the Product Specifications and warranties set forth in Section 11.1.4, provided storage and handling of Product after delivery by LTS was in accordance with the storage specifications, unless such Losses exceed LTS’ product liability insurance cover (Annex 6);

(b)	any breach by BDSI of its acknowledgements, representations, warranties, covenants or agreements hereunder; or
(c)	an inherent defect in the Product Design and/or Specifications provided by BDSI;

11.4	BDSI’s Insurance Coverage

Prior to LTS delivery of clinical samples, BDSI shall obtain sufficient clinical trial insurance prior to commencing any Product clinical trials (Annex 6), and provide appropriate evidence.

11.5	LTS’ Product Liability Insurance Cover

LTS shall obtain and use its Commercially Reasonable Efforts to maintain during the term of this Agreement liability insurance (including but not limited to product liability insurance) as annexed hereto (Annex 6).

11.6	Indemnification by LTS

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LTS shall indemnify, defend, and hold BDSI, its directors, officers, employees, Affiliates and agents harmless from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including reasonable counsel fees and expenses, “Losses”) incurred, assessed or sustained by BDSI to the extent that LTS’ liability insurance, including but not limited to product liability, covers such Losses with respect to or arising out of an injury, claim or damage resulting from or caused by the Product not having been manufactured according to the Product Specifications or due to any negligence or willful misconduct of LTS, or the breach by LTS of its acknowledgements, representations, warranties, covenants or agreements hereunder. Except for willful misconduct by LTS, any LTS liability exceeding the liability insurance coverage, including but not limited to product liability, shall be excluded.

11.7	Details of Indemnification
11.7.1

In no event will an Indemnifying Party have an indemnification obligation hereunder in the event and to the extent that such Losses arose as a result of any Indemnified Party’s intentional misconduct of this Agreement.

The party seeking indemnification under this Article XI or Section 8.3 (the “Indemnified Party”) shall give notice to the party providing such indemnification (the “Indemnifying Party”) of the assertion of any claim, or commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement promptly after receipt of notice from a third party of the assertion of such claim or the commencement of such suit, action or proceeding.

11.7.2

The Indemnified Party shall tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit. The Indemnified Party will be entitled at its own expense to participate in the defense with its own counsel of any such claim, suit, action or proceeding, and shall provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party’s cost and expense.

11.7.3	The Indemnifying Party shall not be liable for any compromise or settlement of any such claim, suit, action or proceeding effected without its consent.

11.7.4	The parties agree to cooperate to the fullest extent possible in connection with any third-party claim, suit, action or proceeding for which indemnification is or may be sought under this Agreement.

11.7.5

In the event the Indemnifying Party makes any payment pursuant to its indemnification obligations under this Agreement, it shall be subrogated to all rights of the Indemnified Party to pursue any claim to receive payment or other consideration from any other third party which may be liable with respect to such claim, suit, action or proceeding for which indemnification was provided.

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11.7.6

The Indemnified Party shall execute and deliver such instruments and agreements and take such other action as may be required to subrogate the Indemnifying Party to such Indemnified Party’s rights to receive such payment or consideration.

11.8	No Indirect, Punitive or Exemplary Damages

Under no circumstances shall either party be liable for indirect, special or consequential damages, lost profits and/or punitive damages unless (i) covered by an insurance policy or (ii) caused by such party’s intentional misconduct or willful default, provided however that this shall not limit the parties obligation to indemnify the other party with respect to third party’s claims, as set forth in Section 11.3 and 11.6.

XII. Termination and Expiration

12.1	Term of Agreement

This Agreement shall become effective as of the date of execution by each of the parties hereto and shall continue, subject to its termination in accordance with the terms of this Article XII until the Product has been approved for sale and a Manufacturing and Supply Agreement is in place.

12.2	Termination

Either party hereto shall have the right to terminate this Agreement at once by written notice to the other party in the event that the other party by voluntary or involuntary action goes into liquidation or receivership, or dissolves or files a petition for bankruptcy or for suspension of payments or is adjudicated a bankrupt, becomes insolvent or assigns or makes any composition of its assets for the benefit of creditors.

BDSI may terminate this Agreement with immediate effect by written notice to LTS if LTS materially breaches any of its representations or covenants hereunder, provided that if such breach is capable of cure, LTS shall be provided **** to cure such breach so long as LTS is diligently pursuing such cure.

LTS may terminate this Agreement with immediate effect by written notice to BDSI if BDSI materially breaches any of its representations or covenants hereunder, provided that if such breach is capable of cure, BDSI shall be provided **** to cure such breach so long as BDSI is diligently pursuing such cure.

12.2.1

Both parties may terminate this Agreement immediately by written notice to the other party if in the Working Group’s judgment continuation is inappropriate, impractical, or inadvisable either for reasons of safety or efficacy; or if the emergence of any adverse event or side effect with the Product or Active Principle is of such magnitude or incidence in the opinion of the Working Group to support termination.

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12.3	Survival

The termination of this Agreement shall not relieve the parties of their liabilities hereunder. Any termination shall not affect obligations accrued prior to such termination. Without limiting the foregoing, the parties agree that following the termination of this Agreement, the licenses granted by Article VII and those granted by Section 9.2 hereof will terminate as of the termination date and neither Party will have any further rights in the intellectual property rights granted thereby.

XIII. Miscellaneous

13.1	Assignments
(i)

This Agreement shall not be assignable by either party hereto, in whole or in part, in fact or by operation of law, without the prior written consent of the other, except that either party may assign this Agreement in whole or in part to one or more of its Affiliates (but only for as long as it remains so) and which may now or hereafter be organized, provided that the assigning party shall remain fully liable under this Agreement for its own performance and the performance of its assignees.

(ii)	Any successor corporate entity of any party hereto shall be bound to this Agreement in the same manner as the original party.
(iii)

Any agreement, deed and/or other legal instrument that might have any relevancy with regard to the other Party’s rights and duties shall be provided to the other Party before execution and including but not limited to any exhibit, annex and or amendment or clarification, and shall be delivered in form of a full and true notarized copy to the other party after execution.

13.2	Dispute Resolution

Any controversy or claims arising out of or relating to either party’s performance under this Agreement (other than that of the Working Group, which shall be settled in accordance with Section 3.4), the parties’ inability to agree on any provision to be agreed upon (other than the terms of a Manufacturing and Supply Agreement) or the interpretation or effectiveness of this Agreement shall upon the written request of either party be referred to the Project Leaders for resolution. The Project Leaders shall promptly meet, in person or by telephone, and in good faith attempt to resolve the controversy, claims or issues referred to them. If no resolution has been achieved within **** of such request, the chief executive officers of BDSI and LTS or their designees shall discuss the matter in good faith and use commercially reasonable efforts to resolve the dispute. If such chief executive officers or their designees cannot resolve the matter within **** of such request, either party shall be free to commence proceedings to resolve the dispute in accordance with the following arbitration procedure. Notwithstanding the foregoing, actions by any party seeking equitable or declaratory relief may be brought in arbitration as set forth below without resort to the procedures and the **** and **** negotiation periods specified above. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by one or more referees or arbitrators appointed in accordance with said Rules of Arbitration. Any

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party to this Agreement shall also have the right to have recourse to, and shall be bound by, the Pre-Arbitral Referee Procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure, including without limitation any order of a single referee for preliminary injunction. Any arbitration pursuant to this Section 13.2 shall be conducted in the English language and shall be held in Toronto (Ontario, Canada). The decisions of the referee or arbitrator(s) shall be rendered to the parties in writing, and shall be final and binding. The costs and expenses of the referee or arbitrator(s) shall be borne equally by the parties, but each party shall bear its own expenses incurred in the proceedings. The referee or arbitrator(s) shall have no authority to award punitive damages but shall have full authority to award preliminary or permanent injunctive or other equitable relief.

13.3	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Switzerland (Canton Zurich), regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In no event shall choice of law analysis lead to the application of any laws other than the laws of Switzerland.

13.4	No Jury Trial

In the event that any dispute or claim of any sort arising out of this Agreement should be commenced by either party, each of the parties waives irrevocably any right that such party may have to demand or request a trial by jury.

13.5	Force Majeure

Neither party shall be responsible nor liable to the other party for any failure to perform any of its obligations hereunder, if such failure results from requisition by any government authority, the effect of any statute, ordinance or governmental order or regulation enacted after the date of this Agreement, wars, strikes, lockouts, riots, epidemic, disease, an act of God, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or suppliers, or any other circumstances beyond the control of such party, whether or not similar to the above causes and whether or not foreseeable. The parties shall use their Commercially Reasonable Efforts to promptly avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses; provided, further that if such cause continues for more than ****, either party may terminate this Agreement without any further remedies.

13.6	Waiver

No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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13.7	No Other Relationship

LTS shall use its own employees which are in no sense to be deemed employees of BDSI. LTS shall be solely responsible for the payment of employee wages, national insurance and pension contributions for its employees. LTS acknowledges that neither it nor its employees shall be entitled to any benefits of whatsoever nature that BDSI may provide to its employees.

Neither party shall have authority to bind or otherwise render the other party hereto pecuniary liable in any way, whether by agreement, contract, representation or order, written or oral, or by instrument or action of any kind, unless previously authorized in writing. Neither party shall bind or purport to bind the other party to any affirmation, representation or warranty to any third party, and any attempts to do so shall be null and void.

13.8	Notices

All payments, notices, approvals, reports, statements, or other communications required or permitted to be given by one party to the other (collectively, “Communications”) shall be in writing and (as elected by the party giving such Communication):

(i)	personally delivered,
(ii)	transmitted by postage pre-paid certified airmail, return receipt requested, or
(iii)	transmitted by facsimile (with written confirmation of receipt) to the party to which such communication is being given at the address, or telefax number set forth below:

a) If to BDSI:
Bio Delivery Sciences International, Inc.
2501 Aerial Center Parkway, Suite 205
Morrisville, NC 27560
Attn: Mark Sirgo, Pharm. D.
President
Telefax: (919) 653-5161

b) If to LTS:
LTS Lohmann Therapie-Systeme AG
General Counsel
Postfach 15 25
56605 Andernach
Germany
Telefax: ****

Except as otherwise specified, all communications shall be deemed to have been duly given on

(i)	the date of receipt if delivered personally,
(ii)	**** days after posting if transmitted by mail, or
(iii)	the date of confirmation of receipt if transmitted by facsimile.

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Either party hereto may at any time give notice to the other party in the manner provided in this Section 13.8 of a change of name, address or telefax number to which communications shall be mailed in accordance with the foregoing.

13.9	Entire Understanding

This Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements. No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the parties hereto.

13.10	Invalidity

If any provision of this Agreement or the application thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions of this Agreement which can be given effect without the invalid and unenforceable provision or application, and to this end, the provisions of this Agreement shall be severally.

The parties shall co-operate in good faith in amending this Agreement in such an event in order to replace any provision hereof so held invalid or unenforceable with a valid provision which is as similar as possible in substance to the invalid or unenforceable provision, and to overcome any difficulties thereby occasioned and thus restore the economic balance of this Agreement.

13.11	Amendments

No amendment, alteration or other modification of this Agreement shall be valid and binding upon the parties unless made in writing, specifically referring to this Agreement and duly executed by the parties hereto.

13.12	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to an original. Delivery of a signed counterpart of this Agreement by facsimile shall constitute valid and sufficient delivery thereof.

13.13	Headings

The section headings in this Agreement are for convenience only and shall not be given effect in interpreting the terms hereof.

IN WITNESS WHEREOF, BDSI has caused this Agreement to be signed and executed by its duly authorized officers in Morrisville this 15th day of December, 2006, and LTS has caused this Agreement to be signed and executed by its duly authorized officers in Andernach this 27th day of November, 2006.

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LTS Lohmann Therapie-Systeme AG	BioDelivery Sciences International, Inc.

/s/ M. Denker /s/ U. Sielaff	/s/ Mark A. Sirgo
(Signature)	(Signature)

Morrisville, N.C.
Andernach 27.11.06	December 15, 2006
(Place, Date)	(Place, Date)

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ANNEX 1

Active Principle Specifications

****

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ANNEX 2

Placebo Specifications

****

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ANNEX 3

Product Specifications

****

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ANNEX 4

Project Plan

****

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ANNEX 5

Outlines of the

Principles of LTS

****

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Annex 6

Certificates of Insurance

****